Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279080
Prospectus Supplement
(To Prospectus dated May 2, 2024)
99,295,146 shares

COMMON STOCK

This prospectus supplement relates to the issuance and sale of up to 99,295,146 shares of our common stock (“Common Stock”) by us, upon the exercise of warrants issued by us on November 21, 2025, as a distribution to all holders of the shares of Common Stock and our 7.000% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”) on the Record Date (as defined below) (each a “Warrant” and, collectively, the “Warrants”).
Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “OPEN.” On November 20, 2025, the last reported sale price of our Common Stock on Nasdaq was $6.16 per share.
Our Board of Directors declared a distribution (the “Warrant Distribution”) of three series of transferable Warrants at no charge to all of our stockholders of record and holders of record of the 2030 Convertible Notes as of November 18, 2025 (the “Record Date”). We distributed on November 21, 2025 (the “Distribution Date”), (i) one Series K Warrant for every 30 shares of Common Stock (the “Series K Warrants”), (ii) one Series A Warrant for every 30 shares of Common Stock (the “Series A Warrants”) and (iii) one Series Z Warrant for every 30 shares of Common Stock (the “Series Z Warrants” and, together with the Series K Warrants and the Series A Warrants, the “Warrants”). Holders (“other eligible recipients”) of the 2030 Convertible Notes also received, at the same time and on the same terms as holders of Common Stock, each series of Warrants without having to convert such other eligible recipient’s 2030 Convertible Notes as if such other eligible recipient held a number of shares of Common Stock equal to the product of (i) the Conversion Rate (as defined in the indenture for the 2030 Convertible Notes) in effect on the Record Date (defined below); and (ii) the aggregate principal amount (expressed in thousands) of 2030 Convertible Notes held by such other eligible recipient on such date.
Each Warrant will initially entitle the holder thereof to purchase, at the holder’s sole and exclusive election, at a cash exercise price of $9.00 per Series K Warrant, $13.00 per Series A Warrant and $17.00 per Series Z Warrant, one share of Common Stock.
The Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on November 20, 2026 (the “Scheduled Expiration Date”), which may be automatically accelerated as described in this prospectus supplement (and we may elect a later alternate expiration date) for a particular series of Warrants if, within any period of thirty (30) consecutive trading days after the Distribution Date, there are at least twenty (20) trading days (whether or not consecutive) on which the daily volume-weighted average price of the Common Stock exceeds the applicable early expiration trigger price for such series of Warrants.
Based on the number of shares of Common Stock issued and outstanding and the principal amount of the 2030 Convertible Notes outstanding as of November 18, 2025, if all Warrants issued in the Warrant Distribution were exercised, we would have 1,053,083,265 shares of Common Stock issued and outstanding following the completion of the exercise period for the Warrants.
The Warrants have been issued by us pursuant to a warrant agreement, dated November 21, 2025, between us and Equiniti Trust Company, LLC, as Warrant Agent (the “Warrant Agreement”). The Warrants are transferable and are expected to trade on Nasdaq under the ticker OPENW for the Series K Warrants, under the ticker OPENL for the Series A Warrants and under the ticker OPENZ for the Series Z Warrants. However, there can be no assurance that an orderly, liquid trading market for the Warrants will develop. Any trading value of the Warrants will be determined by the market.
We will receive proceeds from the exercise of the Warrants for cash. See “Use of Proceeds” in this prospectus supplement.

Investing in the securities offered by this prospectus supplement involves risks. See “Risk Factors” on page S-11 of this prospectus supplement and any other risk factors included in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 21, 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained or incorporated by reference in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the U.S. Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. In general, when we refer to the prospectus, we are referring to both the prospectus supplement and the accompanying prospectus combined.
We have not authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of the respective document. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement titled “Where You Can Find More Information; Information Incorporated by Reference.”
When we refer to “Opendoor,” “we,” “our,” “us,” “our company” and the “Company” in this prospectus supplement, we mean Opendoor Technologies Inc. and its subsidiaries taken as a whole, unless otherwise specified. When we refer to “you,” we mean the holders of common stock of the Company or holders of the Warrants, as applicable.
We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein that are important to our business. This prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference also include trademarks, trade names and service marks that are the property of other organizations. Solely for convenience, the trademarks, trade names and service marks may appear without the ®, TM and SM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein are the property of their respective owners.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. You can identify these forward-looking statements by the fact they use words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend” and “expect,” and other words and terms of similar meaning and expression in connection, but the absence of these words does not mean that a statement is not forward looking. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things: the current and future health and stability of the real estate housing market and general economy; volatility of mortgage interest rates, changes in resale clearance rates and expectations regarding future behavior of consumers and partners; the health and status of our financial condition and expectations with respect to our debt and equity financings; anticipated future results of operations or financial performance; priorities to achieve future financial and business goals; impacts to our business from political and regulatory activity, including recent trade policies and potential increased tariffs; the likelihood of offer acceptance among high-quality homes in response to refinements to our spread policy; our ability to continue to effectively navigate the markets in which we operate; anticipated future and ongoing impacts and benefits of acquisitions, partnership channel expansions, product innovations and other business decisions; health of our balance sheet to weather ongoing market transitions and any expectation to quickly re-scale in the future upon market stabilization; our ability to adopt an effective approach to manage economic and industry risk, as well as inventory health, including by improving the quality of homes in our portfolio and supporting faster sell-through; our expectations with respect to the future success of our partnerships and our ability to drive significant growth in sales volumes through such partnerships; our business strategy and plans, including plans to expand into additional markets; market opportunity and expansion and objectives of management for future operations, including statements regarding the benefits and timing of the roll out of new markets, products, or technology; the expected diversification of funding sources; and the use of proceeds from the exercise of the Warrants.
We have based the forward-looking statements contained or incorporated by reference in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements we may make in this prospectus supplement or the documents incorporated by reference herein. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur. Actual results, events or circumstances could differ materially and adversely from those described or anticipated in the forward-looking statements. As a result, you should not unduly rely on forward-looking statements as predictions of future events.
The forward-looking statements made in, or incorporated by reference into, this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.
Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those described in, or incorporated by reference into, the section titled “Risk Factors” and elsewhere in this prospectus supplement.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.
Our Company
Opendoor’s mission is to power life’s progress, one move at a time. Residential real estate is a trillion-dollar industry underpinned by a process that is complicated, time-consuming, stressful, and offline. Our data-driven pricing models and integrated local operations are modernizing residential real estate by providing a simple, certain, and largely digital way to buy and sell homes. Since our founding, we have completed over 291,000 transactions across the United States, making us one of the largest buyers and sellers of homes in the United States.
Corporate Information
We were incorporated in December 2013 as a Delaware corporation. Our principal executive offices are located at 410 N. Scottsdale Road, Suite 1000, Tempe, AZ 85288, and our telephone number is (480) 618-6760. Our website address is www.opendoor.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein. We have included our website address as an inactive textual reference only.

The Offering
This summary highlights the information contained elsewhere in this prospectus supplement. You should read carefully the following summary together with the more detailed description of the terms of the Warrants and Common Stock contained elsewhere in this prospectus supplement. See “Description of the Warrants” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.
Issuer:
Opendoor Technologies, Inc.
The Warrant Distribution:
Our Board of Directors declared a distribution of three series of transferable Warrants at no charge to all of our stockholders. We distributed on November 21, 2025 (the “Distribution Date”), (i) one Series K Warrant for every 30 shares of our Common Stock (the “Series K Warrants”), (ii) one Series A Warrant for every 30 shares of our Common Stock (the “Series A Warrants”) and (iii) one Series Z Warrant for every 30 shares of our Common Stock (the “Series Z Warrants” and, together with the Series K Warrants and the Series A Warrants, the “Warrants”). Holders (“other eligible recipients”) of our 7.000% Convertible Senior Notes due 2030 (the “2030 Convertible Notes”) also received, at the same time and on the same terms as holders of Common Stock, each series of Warrants without having to convert such other eligible recipient’s 2030 Convertible Notes as if such other eligible recipient held a number of shares of Common Stock equal to the product of (i) the Conversion Rate (as defined in the indenture for the 2030 Convertible Notes) in effect on the Record Date (defined below) and (ii) the aggregate principal amount (expressed in thousands) of 2030 Convertible Notes held by such other eligible recipient on such date. Each Warrant will entitle the holder thereof (the “Holder”) to purchase, at the Holder’s sole and exclusive election, at the applicable Warrant Exercise Price (defined below), one share of Common Stock as set forth in “Warrant Shares” below and subject to certain adjustments described in the “Description of the Warrants—Anti-Dilution Adjustments” below.
We issued a total of (i) 33,098,382 Series K Warrants (which represent the right to purchase up to 33,098,382 shares of Common Stock, assuming that no Warrants or shares of Common Stock are rounded down), (ii) 33,098,382 Series A Warrants (which represent the right to purchase up to 33,098,382 shares of Common Stock, assuming that no Warrants or shares of Common Stock are rounded down) and (iii) 33,098,382 Series Z Warrants (which represent the right to purchase up to 33,098,382 shares of Common Stock, assuming that no Warrants or shares of Common Stock are rounded down). Our officers, directors, employees, affiliates and advisors and their respective affiliates who are also stockholders or other eligible recipients will receive each series of Warrants similar to all other stockholders and other eligible recipients.

Holders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all, or may otherwise sell or transfer their Warrants, in each case, in their sole and absolute discretion, subject to applicable law.
No Fractional Warrants:
The Warrant Agent (defined below) is not required to effect any transaction that would result in the issuance of a fraction of a Warrant. If any fractional Warrant would otherwise be required to be issued or distributed, we rounded down the total number of Warrants to be issued to the relevant Holder to the nearest whole number. As a result, stockholders who owned fewer than thirty shares as of the Record Date were not entitled to any Warrants as a result of holding such shares.
Record Date:
5:00 p.m., New York City time, November 18, 2025.
Shares of Common Stock Outstanding:
As of the Record Date, 953,788,119 shares of our Common Stock were issued and outstanding.
Shares of Common Stock Outstanding Assuming Complete Exercise of the Warrants:
We will not issue any shares of Common Stock directly in the Warrant Distribution. Based on the number of shares of Common Stock outstanding as of the Record Date, if all 99,295,146 Warrants issued in the Warrant Distribution were exercised in full for cash, we would have 1,053,083,265 shares of Common Stock outstanding (in each case, assuming no Warrants or shares of Common Stock are rounded down).
Warrant Shares:
Each Warrant for each series will be exercisable for one share of our Common Stock, subject to certain adjustments described in “Warrant Exercise Rate Adjustments” below. Such number of shares of Common Stock, as it may be adjusted, is referred to as the “Warrant Exercise Rate.”
No Fractional Shares:
We will not issue fractional shares of Common Stock, or pay cash in lieu thereof, upon the exercise of any Warrant, including any net exercise (as described below). If a Holder would be entitled to receive a fractional number of shares of Common Stock upon exercise of its Warrants, we will round down the total number of shares of Common Stock to be issued to such Holder to the nearest whole number. Our calculation shall be determinative.
Warrant Exercise Price:
Initially, $9.00 per Series K Warrant (the “Series K Exercise Price”).
Initially, $13.00 per Series A Warrant (the “Series A Exercise Price”).
Initially, $17.00 per Series Z Warrant (the “Series Z Exercise Price”).
The Warrant Exercise Price for each series of Warrants must be paid in cash unless we elect, in our sole discretion, to change the exercise method for such series of Warrants to net exercise pursuant to the provisions of the Warrant Agreement. If we elect for a series of Warrants to be subject to net exercise, no cash exercise price will be paid to exercise Warrants of that series and the number of shares issuable upon exercise of Warrants of that series will be calculated in accordance with the formula set forth below under “Issuer Option to Change Exercise Method to Net Exercise” below.
Issuance of Common Stock
Upon Exercise of Warrants:
If you are a holder of record of any Warrants and you exercise such Warrants to purchase shares of Common Stock, our transfer agent will issue a direct registration account statement representing those shares of Common Stock to you as soon as practicable after the exercise of such Warrants. If your Warrants are held through a broker, dealer, custodian bank or other nominee and you exercise such Warrants, your account at your nominee will be credited with those shares as soon as practicable following the exercise of your Warrants, subject to the procedures of such broker, dealer, custodian bank or other nominee.
Exercise Period:
Subject to applicable laws and regulations, the Warrants of each series may be exercised at any time starting on the date of issuance until 5:00 p.m. New York City time on the Expiration Date (defined below) for such series of Warrants.
Any otherwise valid exercise of a Warrant submitted after the applicable deadline for exercise may, in our sole and absolute discretion, be accepted and honored. Our decision with respect to any such exercise shall be determinative.
Expiration Date:
Each series of Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on November 20, 2026 (the “Scheduled Expiration Date”). However, as summarized in “Early Expiration Price Condition and Date” below, the Expiration Date for each series of Warrants is subject to automatic acceleration upon satisfaction of the Early Expiration Price Condition for such series of Warrants. We may elect to extend the Expiration Date for any series of Warrants.
Early Expiration Price Condition and Date:
With respect to each series of Warrants, upon the occurrence of the first 30 consecutive VWAP Trading Day (as defined in “Description of the Warrants–Certain Definitions”) period (in each case, a “Reference Period”) that includes 20 Qualifying Trading Days (whether or not consecutive) for such series of Warrants, the first of which 20 Qualifying Trading Days must fall on or after the first VWAP Trading Day immediately following the Distribution Date (an “Early Expiration Price Condition” for a series of Warrants, and the last of such 20 Qualifying Trading Days to occur, an “Early Expiration Price Condition Date” for such series of Warrants), the Expiration Date for the applicable series of Warrant will automatically accelerate to the first Scheduled Trading Day (as defined in “Description of the Warrants–Certain Definitions”) (or, if a Net Exercise Period is in effect for such series of Warrants, the second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants. Notwithstanding the foregoing, we may set an Alternate Expiration Date (defined below) for a series of Warrants as described below and as further described in the Warrant Agreement.
“Qualifying Trading Day” with respect to a series of Warrants means any VWAP Trading Day on which the Daily VWAP (as defined in “Description of the Warrants–Certain Definitions”) is at least equal to the Early Expiration Trigger Price for such series of Warrant in effect on such VWAP Trading Day.
The “Series K Early Expiration Trigger Price” is initially equal to $10.80, subject to certain adjustments described in “Warrant Exercise Rate Adjustments” below.
The “Series A Early Expiration Trigger Price” is initially equal to $15.60, subject to certain adjustments described in “Warrant Exercise Rate Adjustments” below.
The “Series Z Early Expiration Trigger Price” is initially equal to $20.40, subject to certain adjustments described in “Warrant Exercise Rate Adjustments” below.
“Early Expiration Date” with respect to a series of Warrants means either (x) the first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such series of Warrants, the second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants or (y) if applicable, the Alternate Expiration Date for such series of Warrants set as described below.
In the event of an early expiration of a series of Warrants, the Warrants of such series will be exercisable until 5:00 p.m. New York City time on such Early Expiration Date.
If the Early Expiration Price Condition Date occurs with respect to a series of Warrants, we will make a public announcement of such occurrence by issuance of a press release (an “Early Expiration Price Condition Notice”) as promptly as practicable after close of the regular trading session of Nasdaq (disregarding any after-hours trading) on the Early Expiration Price Condition Date for such series of Warrants setting forth the Early Expiration Date for such series of Warrants, which may be an Alternate Expiration Date for such series of Warrants as set forth below. In addition, in the event that a Market Disruption Event (as defined in “Description of the Warrants–Certain Definitions”) occurs on such first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such series of Warrants, the first or second

Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants, then we may set an Alternate Expiration Date for such series of Warrant whether or not we made a public announcement to reserve our right to set an Alternate Expiration Date.
Alternate Expiration Date:
We may, in our sole discretion, elect to set the Early Expiration Date for a series of Warrants on any Scheduled Trading Day falling at any time after the first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such series of Warrants, the second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants (such date, an “Alternate Expiration Date” for such series of Warrants). Any such Alternate Expiration Date shall be specified in the Early Expiration Price Condition Notice for such series of Warrants. In order to set an Alternate Expiration Date, we will be required to, no later than the fifth Qualifying Trading Day for a series of Warrants (whether or not consecutive) occurring in any 20 consecutive VWAP Trading Day period, make a public announcement by issuance of a press release that we are reserving the right to set an Alternate Expiration Date in the event the Early Expiration Price Condition for such series of Warrants does occur. For the avoidance of doubt, such election by us to set an Alternate Expiration Date for a series of Warrants shall be deemed effective irrespective of whether the twenty (20) consecutive VWAP Trading Day period referred to in the immediately preceding sentence overlaps or not in any part with the Reference Period that ended on the Early Expiration Condition Date for such series of Warrants.
If we set an Alternate Expiration Date for a series of Warrants, the expiration of such series of Warrants on such Alternate Expiration Date shall be conditioned on (x) each of the two Scheduled Trading Days immediately preceding such Alternate Expiration Date being a VWAP Trading Day and (y) the Daily VWAP on each of such two VWAP Trading Days immediately preceding such Alternate Expiration Date being at least equal to the quotient obtained by dividing the Warrant Exercise Price for such series of Warrants by the Warrant Exercise Rate for such series of Warrants (the “Additional Alternate Expiration Date Conditions” for such series of Warrants in respect of such Alternate Expiration Date). As promptly as practicable after close of the regular trading session of Nasdaq (disregarding any after-hours trading) on the Scheduled Trading Day immediately preceding the Alternate Expiration Date for a series of Warrants, we will make a public announcement by issuance of a press release as to whether the Additional Alternate Expiration Date Conditions for such series of Warrants is met. We may, in our sole discretion, by making a public announcement by issuance of a press release, postpone further (on one or more occasions) such Alternate Expiration Date for such series of Warrants to a new Alternate Expiration Date (which, for the avoidance of doubt, shall be conditional to the Additional Alternate Expiration Date Conditions for such series of Warrants in respect of the Alternate Expiration Date so postponed).
If the Additional Alternate Expiration Date Conditions for a series of Warrants are not satisfied in respect of any Alternate Expiration Date for such series of Warrants and we do not postpone such Alternate Expiration Date for such series of Warrants as described in the immediately preceding paragraph (an “Alternate Expiration Date Annulment” in respect of such Alternate Expiration Date), the Expiration Date for such series of Warrants will remain the Scheduled Expiration Date unless another Early Expiration Price Condition Date subsequently occurs for such series of Warrants.
Form, Transfer and Exchange:
Indirect “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to transfer or exercise Warrants. The deadlines of such intermediaries or of the DTC may be earlier than the stated deadlines set forth in the Warrant Agreement and described in this prospectus supplement. Record holders of Warrants should contact the Warrant Agent for information on how to transfer or exercise Warrants. The deadlines established by the Warrant Agent may also be earlier than the stated deadlines set forth in the Warrant Agreement and described in this prospectus supplement.
Warrant Exercise Rate Adjustments:
The Warrant Exercise Rate for each series of Warrants is subject to certain adjustments for events including: (i) stock dividends, splits, subdivisions, reclassifications and combinations; (ii) rights issues, (iii) other distributions and spin-offs; (iv) cash dividends or distributions; and (v) shareholder rights plans. In addition, the Warrant Exercise Rate may be voluntarily increased by us from time to time. The Early Expiration Trigger Price for each series of Warrants is subject to proportional adjustment when the Warrant Exercise Rate for such series of Warrants is adjusted or amended or the Warrant Exercise Price for such series of Warrants is amended.
Use of Proceeds:
Assuming that all Warrants distributed are fully exercised for cash, we would receive proceeds of approximately $1.27 billion in the aggregate, after deducting estimated commissions and offering expenses. We intend to use the proceeds of any Warrant exercises for general corporate purposes, which may include spending to further drive or accelerate our overall strategy or pursuit of opportunistic investments.
Absence of a Public Market:
The Warrants are new securities and there is no established trading market for the Warrants. Accordingly,

there can be no assurances as to the development or liquidity of any market for the Warrants. The Series K Warrants will be listed for trading on Nasdaq under the ticker OPENW. The Series A Warrants will be listed for trading on Nasdaq under the ticker OPENL. The Series Z Warrants will be listed for trading on Nasdaq under the ticker OPENZ. There can be no assurance that any such market will be available for trading of the Warrants.
Listing of Shares of Common Stock:
Shares of our Common Stock trade on the Nasdaq under the symbol OPEN.
Maintenance of Registration Statement:
We will use our commercially reasonable efforts to keep a registration statement effective, subject to certain exceptions, covering the issuance of the Common Stock issuable upon the exercise of the Warrants. If the registration statement ceases to be effective for any reason at any time, then the right to exercise Warrants shall (unless there is a Net Exercise Period in effect for such series of Warrants) be automatically suspended until such registration statement becomes effective (any such period, an “Exercise Suspension Period”). We shall provide notice by press release of any Exercise Suspension Period for any series of Warrants. No calculation of the Daily VWAP for purposes of determining the Early Expiration Price Condition for any series of Warrants shall occur during any Exercise Suspension Period for such series of Warrants. If the Expiration Date for such series of Warrants would otherwise fall in an Exercise Suspension Period, the Expiration Date for such series of Warrants shall be extended by the number of days comprised in such Exercise Suspension Period for such series of Warrants.
Issuer Option to Change Exercise Method to Net Exercise:
We may, in our sole discretion, (i) at any time upon at least 10 calendar days’ prior notice or (ii) at any time during an Exercise Suspension Period upon one Trading Day’s (as defined in “Description of the Warrants–Certain Definitions”) notice, elect to change the exercise method for any series of Warrants to net exercise as described herein. Subsequent to such change of exercise method to net exercise, we may, in our sole discretion, at any time upon at least 10 calendar days’ prior notice, change such exercise method back to cash exercise to be effected as described herein. We shall be deemed to have provided any such notice by issuance of a press release of any such election, which shall be deemed to be effective on the Business Day so designated by us in such notice (which, for the avoidance of doubt, must be no earlier than 10 days or 1 Trading Day, as applicable, after such date of such announcement as provided in the immediately preceding sentence). “Net Exercise Period” means with respect to any series of Warrants, any period beginning on, the first Business Day on which our election to change the exercise method of such series of Warrants to net exercise is deemed effective as described in this paragraph, and ending on, the Business Day immediately preceding the first Business Day on which our election to change the exercise method for such series of Warrants to cash exercise is deemed effective as described in this paragraph.
If any Warrant is exercised during a Net Exercise Period, a holder of such series of Warrants will not be required to pay the Warrant Exercise Price to exercise such series of Warrants and the number of shares of Common Stock issuable for such exercise shall be calculated based on the following formula:

Where:

WS	=	the number of shares of Common Stock issuable for such exercise;

NW	=	the number of Warrants of such series exercised;

WER	=	the Warrant Exercise Rate for such series of Warrants in effect immediately prior to the close of business on the relevant Exercise Date;

VWAP	=
the Daily VWAP for the VWAP Trading Day immediately preceding the relevant Exercise Date (subject to any adjustment provided in the Warrant Agreement in the event of an adjustment to the applicable Warrant Exercise Rate); and

SP	=
the Warrant Exercise Price for such series of Warrants divided by the Warrant Exercise Rate for such series of Warrants, in each case in effect immediately prior to the close of business on the relevant Exercise Date.

If the formula set forth above would result in zero or a negative number with respect to the exercise of any Warrant, no shares will be issued upon exercise of such Warrant and the Warrant will cease to be outstanding.
Rights as a Stockholder:
Holders of Warrants do not have any rights as a stockholder with respect to the shares of Common Stock issuable upon exercise of the Warrants prior to the time such Warrants are validly exercised, and the Warrant Exercise Price is paid (unless net exercise applies).
Settlement:
Shares of Common Stock issuable upon exercise of Warrants will be delivered to the applicable Holder of such Warrants after the applicable Exercise Date (as defined below) on our Common Stock transfer agent’s standard turnaround time, which we expect to occur within two trading days after such exercise.
Governing Law:
The Warrants and the Warrant Agreement under which they are issued are governed by the laws of the State of New York.
Warrant Agent:
Equiniti Trust Company, LLC
Calculation Agent:
ConvEx Capital Markets LLC
Financial Advisor:
B. Dyson Capital Advisors
Risk Factors:
You should carefully read the section entitled “Risk Factors” on page S-11 of this prospectus supplement and on page 5 of the accompanying prospectus.
U.S. Federal Income Tax Consequences:
You should carefully read the section entitled “Certain U.S. Federal Income Tax Consequences” on page S-29 of this prospectus supplement, and consult your tax advisors on tax treatment of the Warrant Distribution, the Warrants and the shares of our Common Stock received upon exercise of the Warrants.

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors below and under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement, including those described under “Cautionary Statement Regarding Forward-Looking Statements,” and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
The price of the Warrants may decline rapidly and significantly following their distribution.
If there is little or no market demand for the Warrants once trading begins, the trading price of the Warrants will likely decline following their distribution. Warrants are being distributed all at once, which could lead to demand and supply imbalances and cause the trading price of the Warrants to decline rapidly and significantly.
An active public market for the Warrants may not develop, which would adversely affect the liquidity and market price of the Warrants.
Prior to this Warrant Distribution, there has been no existing trading market for the Warrants. After we issue the Warrants and they start to trade on Nasdaq, they will be subject to trading dynamics over which we will have no control. An active and orderly trading market for the Warrants may never develop or, if it develops, it may not be sustained. The trading market for the Warrants may lack adequate size, liquidity or price transparency or may have an unusually high bid-ask spread. You may be unable to sell your Warrants at a price that is favorable to you.
The trading price for the Warrants may bear little or no relationship to traditional valuation methods, or to the market price of our Common Stock, and therefore the trading price of the Warrants may fluctuate significantly following their issuance.
The trading price of the Warrants may have little or no relationship to, and may be significantly lower, or at times higher, than the price that would otherwise be established using traditional indicators of value, such as our future prospects and those of our industry in general; future potential revenues, earnings, cash flows, and other financial and operating information, or multiples thereof; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. Potential investors should not buy Warrants in the open market unless they are willing to take the risk that the trading price of the Warrants could fluctuate and decline significantly.
Hedging arrangements relating to the Warrants may affect the value and volatility of our Common Stock or other securities of ours.
In order to hedge their financial positions, holders of the Warrants may enter into hedging transactions with respect to our Common Stock or other securities of ours, may unwind or adjust hedging transactions and may purchase or sell large blocks of our Common Stock or other securities of ours in one or more market transactions. The effect, if any, of these activities on the trading price of our Common Stock or such other securities will depend in part on market conditions and cannot be known in advance, but any of these activities could adversely affect the value and price volatility of our Common Stock or such other securities.
Exercising the Warrants is a risky investment and you may not be able to recover the value of your investment in the Common Stock received upon exercise of the Warrants. You should be prepared to sustain a loss of the Warrant Exercise Price of your Warrants.
As of November 20, 2025, the last reported price of our Common Stock on Nasdaq was $6.16 per share. In order for you to recover the value of your investment in the shares of Common Stock received upon exercise of a Warrant at the Warrant Exercise Price, the aggregate value of Common Stock so received per Warrant must be more than the Warrant Exercise Price of such Warrant. If the value of the shares of Common Stock you receive upon exercise of a Warrant is lower than the amount you pay to exercise such Warrant, you could sustain a financial or other loss from exercising such Warrant. We cannot assure you that the value of our Common Stock receivable upon exercise of a Warrant will not fluctuate or decline significantly below the Warrant Exercise Price in the future, in which case you could incur substantial losses.

You may lose some or all of your financial investment after exercising a Warrant.
You may incur a financial or other loss upon or subsequent to the exercise of a Warrant due to a drop in our stock price, or by a failure to timely deliver Warrant shares as of any particular date after exercise, or for other reasons. If the market value of our Common Stock price declines, you may be unable to resell your shares at or above the price at which you acquired them through the exercise of Warrants. We cannot assure you that the price of our Common Stock will not fluctuate or decline significantly below your exercise price in the future, in which case you could incur substantial losses.
If you exercise your Warrant during a Net Exercise Period for Warrants of such series, and the net exercise formula results in zero or a negative number, then you will not receive any shares of Common Stock upon exercise of such Warrant and the Warrant will cease to be outstanding.
If the formula for calculating the number of shares of Common Stock issuable upon net exercise of a Warrant during a Net Exercise Period for such series of Warrants would result in zero or a negative number, no shares of Common Stock will be issued upon exercise of such Warrant and the Warrant will cease to be outstanding. This would occur if the Daily VWAP for the VWAP Trading Day immediately preceding the applicable relevant Exercise Date is less than the applicable Warrant Exercise Price. You should check the Daily VWAP before submitting a notice of exercise of any Warrant.
Speculation in our publicly-traded Common Stock or the Warrants may result in extreme price volatility.
Our stockholders or Warrant holders or outside investors may speculate on the direction of movements in the price of our Common Stock or Warrants. Speculation in the price of our Common Stock or Warrants may involve long and short exposures. Sudden changes in demand or supply for our Common Stock or Warrants due to speculation or other reasons may create trading anomalies that add volatility to the trading price of these securities. The volatility or direction of our stock price or Warrant price may be unrelated or disproportionate to our operating results, which could cause significant losses to your investments.
If an Early Expiration Condition is triggered for a series of Warrants, such series of Warrants will automatically expire earlier than scheduled.
If the Early Expiration Price Condition is triggered with respect to any series of Warrants, the Expiration Date for such series of Warrants will automatically accelerate to an Early Expiration Date, which is the first Trading Day (or, if a Net Exercise Period is in effect for such series of Warrants, the second Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants, unless we set an Alternate Expiration Date for such series of Warrants.
The settlement process for shares of Common Stock issuable upon exercise of the Warrants is outside of our control and may cause you to lose the value of your investment.
The settlement process with respect to exercised Warrants refers to the time between exercise of a Warrant and when the issued Common Stock is delivered to your account. The settlement process is conducted by outside parties and broker-dealers and is therefore outside of our control.
Under Rule 15c6-1 of the Securities Exchange Act of 1934, the standard settlement cycle for most broker-dealer transactions is one business day, unless the parties to any such trade expressly agree otherwise. We understand that under existing financial industry practices, delivery of the shares of Common Stock upon exercise of Warrants will likely not occur within one business day, and delivery may take several business days. You could experience a significant loss of your investment in exercising Warrants if the settlement process takes longer than anticipated or fails to settle.
The issuance of Common Stock upon the exercise of the Warrants may depress our stock price.
Subject to the adjustment provisions of the Warrant Agreement, if all Warrants distributed in the Warrant Distribution are exercised, we would issue 99,295,146 shares of Common Stock, which would be an approximately 10.41% increase from our number of shares outstanding as of the Record Date. The issuance of such additional shares of Common Stock upon exercise of the Warrants, and the resale of such shares on the open market after their issuance, or the perception that such sales could occur, could result in significant downward pressure on our stock price.

In general, holders of the Warrants will not be entitled to any of the rights of holders of our Common Stock.
In general, holders of the Warrants will not be entitled to any rights with respect to our Common Stock, including, without limitation, voting rights and rights to receive any dividends or other distributions on our Common Stock, but holders of the Warrants will be subject to all changes affecting our Common Stock.
In general, you will have rights with respect to our Common Stock only if you receive our Common Stock upon exercising the Warrants and only as of the date when you become a record owner of the shares of our Common Stock upon such exercise. For example, if an amendment is proposed to our charter or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you are deemed to be the owner of the shares of our Common Stock due upon exercise of your Warrants, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock. However, there may be circumstances in which holders of the Warrants participate, at the same time and upon the same terms as holders of our Common Stock, without having to exercise their Warrants, as if they held a number of shares of our Common Stock equal to the Warrant Exercise Rate per Warrant, as described in the “Description of the Warrants—Anti-Dilution Adjustments” below.
Future issuance of additional warrants may adversely affect the market price of the Warrants and the market price of our Common Stock, but there may be no adjustment to the Warrant Exercise Rate for such issuances.
Without the consent of any holder of any Warrants, we may issue additional warrants with the same terms as the Warrants distributed on November 21, 2025 as described in this prospectus supplement, which additional warrants will, subject to the foregoing, be considered to be part of the same series of and rank equally and ratably with all other Warrants issued under the Warrant Agreement. We may issue such additional warrants through a sale or another distribution to holders of our Common Stock and other holders of our securities such as 2030 Convertible Notes and the Warrants. Any dividend or distribution by us of any rights, options or warrants to purchase our Common Stock will not result in an adjustment to the Warrant Exercise Rate for any Warrant. The issuance, sale or distribution of substantial amounts of such additional warrants, or the perception that such issuances, sale or distribution may occur, could adversely affect the trading price of the Warrants and the market price of our Common Stock.
Because we do not currently intend to pay cash dividends on our Common Stock, stockholders will benefit from an investment in our Common Stock primarily if it appreciates in value.
We do not currently anticipate paying any cash dividends on shares of our Common Stock. Any determination to pay dividends in the future would be made by our Board of Directors and would depend upon results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, and other factors our Board of Directors would deem relevant. Accordingly, realization of a gain on stockholders’ investments will primarily depend on the appreciation of the price of our Common Stock.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds, if any, from the exercise of the Warrants, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Pending their use, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities or accounts. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We intend to use the net proceeds from the exercise of the Warrants, if any, for general corporate purposes, which may include spending to further drive or accelerate our overall strategy or pursuit of opportunistic investments. These spendings or investments may not yield a favorable return to our stockholders and we may lose the value of any net proceeds invested. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
The Warrants do not automatically exercise, and any Warrant you do not exercise prior to the Expiration Date will lose all financial value.
Your Warrants do not automatically exercise, even if the value of our Common Stock receivable upon exercise of a Warrant exceeds the Warrant Exercise Price. You are entitled to exercise the full number of Warrants you hold or any portion thereof. Any Warrant held by you that are not exercised (including due to your failure to pay the Warrant Exercise Price when due) during the Exercise Period will expire unexercised, meaning the Warrants will no longer exist, and you will also not receive any shares of our Common Stock nor other value in connection with such Warrants.
Future sales or other dilution of our equity may adversely affect the market price of our Common Stock.
The Warrant Agreement does not restrict us from issuing additional shares of Common Stock to the public or under our employee and director compensation plans. We regularly evaluate opportunities to access capital markets, taking into account our capital needs, financial condition, strategic plans and other relevant considerations. The issuance of additional shares of Common Stock or common equivalent securities in future equity offerings will dilute the ownership interest of our existing Common Stockholders and may depress the trading value of the Warrants or our Common Stock. There can be no assurances that we will not in the future determine that it is advisable or necessary to issue additional shares of Common Stock or other securities convertible or exercisable for shares of Common Stock to fund our business needs. We also expect to continue to use equity and stock options to compensate our employees and directors and others. The market price of our Common Stock and the Warrants could decline significantly as a result of such offerings or issuances, or the perception that such offerings or issuances could occur.
Our registration statement covering the issuance of Common Stock issuable upon exercise of the Warrants may not be available at times.
We will use our commercially reasonable efforts to keep a registration statement effective, subject to certain exceptions, covering the issuance of the Common Stock issuable upon the exercise of the Warrants; however, we are not prohibited from suspending the use of the registration statement and can suspend it at any time at our discretion as described in this prospectus supplement under the heading “Description of the Warrants–Registration and Suspension.” If the registration statement ceases to be effective for any reason at any time, then the right to exercise Warrants shall (unless there is a Net Exercise Period in effect for such series of Warrants) be automatically suspended until such registration statement becomes effective (any such period, an “Exercise Suspension Period”). We shall provide notice by press release of any Exercise Suspension Period for any series of Warrants. No calculation of the Daily VWAP for purposes of determining the Early Expiration Price Condition for any series of Warrants shall occur during any Exercise Suspension Period for such series of Warrants. If the Expiration Date for such series of Warrants would otherwise fall in an Exercise Suspension Period, the Expiration Date for such series of Warrants shall be extended by the number of days comprised in such Exercise Suspension Period for such series of Warrants.

USE OF PROCEEDS
Assuming that the Warrants are fully exercised for cash, we expect that the net proceeds of this offering would be approximately $1.27 billion, after deducting estimated commissions and offering expenses. We cannot assure you that any of the Warrants will be exercised or that, if any Warrants are exercised, we will use the resulting proceeds in a way with which you agree. We intend to use the net proceeds from the exercise of Warrants, if any, for general corporate purposes, which may include spending to further drive or accelerate our overall strategy or pursuit of opportunistic investments.

DESCRIPTION OF THE WARRANTS
On November 21, 2025, the Issuer issued (i) 33,098,382 Series K Warrants, (ii) 33,098,382 Series A Warrants and (iii) 33,098,382 Series Z Warrants as a distribution to holders of record of shares of Common Stock and other eligible recipients holding 2030 Convertible Notes on November 18, 2025 (the “Record Date”). The Warrants were issued by the Issuer pursuant to the Warrant Agreement dated as of November 21, 2025 between the Issuer and Equiniti Trust Company, LLC, as Warrant Agent. The following description of the Warrants and the Warrant Agreement is only a brief summary and is qualified in its entirety by reference to the complete description of the terms of the Warrants set forth in the Warrant Agreement (including the Form of Warrant attached thereto), which has been filed as an exhibit to our Current Report on Form 8-K, filed on the date of this prospectus supplement. The issuance of the Warrants has not been registered under the Securities Act because the issuance of a dividend in the form of a Warrant for no consideration is not a sale or disposition of a security or interest in a security for value pursuant to Section 2(a)(3) of the Securities Act. The Series K Warrants will be listed for trading on Nasdaq under the ticker OPENW. The Series A Warrants will be listed for trading on Nasdaq under the ticker OPENL. The Series Z Warrants will be listed for trading on Nasdaq under the ticker OPENZ.
Warrant Exercise Rate
Each Series K Warrant represents the right to purchase from the Issuer one share of Common Stock (the “Series A Warrant Exercise Rate”) at an initial exercise price of $9.00 (the “Series K Exercise Price”) per Series K Warrant, payable in U.S. dollars unless a Net Exercise Period is in effect for the Series K Warrants. Each Series A Warrant represents the right to purchase from the Issuer one share of Common Stock (the “Series A Warrant Exercise Rate”) at an initial exercise price of $13.00 (the “Series A Exercise Price”) per Series A Warrant, payable in U.S. dollars unless a Net Exercise Period is in effect for the Series A Warrants. Each Series Z Warrant represents the right to purchase from the Issuer one share of Common Stock (the “Series Z Warrant Exercise Rate” and, together with the Series K Warrant Exercise Rate and Series A Warrant Exercise Rate, each a “Warrant Exercise Rate”) at an initial exercise price of $17.00 (the “Series Z Exercise Price” and, together with the Series K Warrant Exercise Price and Series A Warrant Exercise Price, each a “Warrant Exercise Price”) per Series Z Warrant, payable in U.S. dollars unless a Net Exercise Period is in effect for the Series Z Warrants. If a Net Exercise Period is in effect with respect to a series of Warrants, no cash exercise price will be paid to exercise the Warrants of that series and the number of shares issuable upon exercise of Warrants of that series will be calculated in accordance with the formula set forth below under “—Net Exercise.”
The Warrant Exercise Rates are subject to certain adjustments described in the “Anti-Dilution Adjustments” section below.
Expiration
Unless the Early Expiration Price Condition for a series of Warrants is met as described below, each series of Warrants will expire and cease to be exercisable at 5:00 p.m. New York City time on November 20, 2026 (the “Scheduled Expiration Date”). The Scheduled Expiration Date for each series of Warrants is subject to automatic acceleration upon satisfaction of the Early Expiration Price Condition. The Issuer may elect to extend the Expiration Date for any series of Warrants.
With respect to each series of Warrants, upon the occurrence of the first 30 consecutive VWAP Trading Day (as defined in “—Certain Definitions”) period (in each case, a “Reference Period”) that includes 20 Qualifying Trading Days (whether or not consecutive) for such series of Warrants, the first of which 20 Qualifying Trading Days must fall on or after the first VWAP Trading Day immediately following the Distribution Date (an “Early Expiration Price Condition” for a series of Warrants, and the last of such 20 Qualifying Trading Days to occur, an “Early Expiration Price Condition Date” for such series of Warrants), the Expiration Date for the applicable series of Warrant will automatically accelerate to the first Scheduled Trading Day (as defined in “—Certain Definitions”) (or, if a Net Exercise Period is in effect for such series of Warrants, the second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants. Notwithstanding the foregoing, the Issuer may set an Alternate Expiration Date (defined below) for a series of Warrants as described below and as further described in the Warrant Agreement.
If the Early Expiration Price Condition Date occurs with respect to a series of Warrants, the Issuer will make a public announcement of such occurrence by issuance of a press release (an “Early Expiration Price Condition Notice”) as promptly as practicable after close of the regular trading session of Nasdaq (disregarding any after-hours trading) on the Early Expiration Price Condition Date for such series of Warrants setting forth the Early Expiration Date for such series of Warrants, which may be an Alternate Expiration Date for such series of Warrants as set forth below. In addition, in the event that a Market Disruption Event (as defined in “—Certain Definitions”) occurs on such first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such series of Warrants, the first or second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants, then the Issuer may set an Alternate Expiration Date for such series of Warrant whether or not it made a public announcement to reserve its right to set an Alternate Expiration Date.
The Issuer may, in its sole discretion, elect to set the Early Expiration Date for a series of Warrants on any Scheduled Trading Day falling at any time after the first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such series of Warrants, the second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants (such date, an “Alternate Expiration Date” for such series of Warrants). Any such Alternate Expiration Date shall be specified in the Early Expiration Price Condition Notice for such series of Warrants. In order to set an Alternate Expiration Date, the Issuer will be required to, no later than the fifth Qualifying Trading Day for a series of Warrants (whether or not consecutive) occurring in any 20 consecutive VWAP Trading Day period, make a public announcement by issuance of a press release that the Issuer is reserving the right to set an Alternate Expiration Date in the event the Early Expiration Price Condition for such series of Warrants does occur. For the avoidance of doubt, such election by the Issuer to set an Alternate Expiration Date for a series of Warrants shall be deemed effective irrespective of whether the twenty (20) consecutive VWAP Trading Day period referred to in the immediately preceding sentence overlaps or not in any part with the Reference Period that ended on the Early Expiration Condition Date for such series of Warrants.
If the Issuer sets an Alternate Expiration Date for a series of Warrants, the expiration of such series of Warrants on such Alternate Expiration Date shall be conditioned on (x) each of the two Scheduled Trading Days immediately preceding such Alternate Expiration Date being a VWAP Trading Day and (y) the Daily VWAP on each of such two VWAP Trading Days immediately preceding such Alternate Expiration Date being at least equal to the quotient obtained by dividing the Warrant Exercise Price for such series of Warrants by the Warrant Exercise Rate for such series of Warrants (the “Additional Alternate Expiration Date Conditions” for such series of Warrants in respect of such Alternate Expiration Date). As promptly as practicable after close of the regular trading session of Nasdaq (disregarding any after-hours trading) on the Scheduled Trading Day immediately preceding the Alternate Expiration Date for a series of Warrants, the Issuer will make a public announcement by issuance of a press release as to whether the Additional Alternate Expiration Date Conditions for such series of Warrants is met. The Issuer may, in its sole discretion, by making a public announcement by issuance of a press release, postpone further (on one or more occasions) such Alternate Expiration Date for such series of Warrants to a new Alternate Expiration Date (which, for the avoidance of doubt, shall be conditional to the Additional Alternate Expiration Date Conditions for such series of Warrants in respect of the Alternate Expiration Date so postponed).
If the Additional Alternate Expiration Date Conditions for a series of Warrants are not satisfied in respect of any Alternate Expiration Date for such series of Warrants and the Issuer does not postpone such Alternate Expiration Date for such series of Warrants as described in the immediately preceding paragraph (an “Alternate Expiration Date Annulment” in respect of such Alternate Expiration Date), the Expiration Date for such series of Warrants will remain the Scheduled Expiration Date unless another Early Expiration Price Condition Date subsequently occurs for such series of Warrants.
The “Series K Early Expiration Trigger Price” is initially equal to $10.80, subject to certain adjustments described in “—Anti-Dilution Adjustments” below.
The “Series A Early Expiration Trigger Price” is initially equal to $15.60, subject to certain adjustments described in “—Anti-Dilution Adjustments” below.
The “Series Z Early Expiration Trigger Price” is initially equal to $20.40, subject to certain adjustments described in “—Anti-Dilution Adjustments” below.
“Early Expiration Date” with respect to a series of Warrants means either (x) the first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such series of Warrants, the second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such series of Warrants or (y) if applicable, the Alternate Expiration Date for such series of Warrants set as described herein.

Subject to applicable laws and regulations and the terms of the Warrant Agreement, including the satisfaction of the Early Expiration Price Condition or the Additional Alternate Expiration Date Conditions, the Warrants of each series may be exercised at any time starting on the date of issuance until 5:00 p.m. New York City time on the applicable Expiration Date.
Form and Transfer
The Issuer is issuing the Warrants in uncertificated, direct registration form. Warrant holders will not be entitled to receive physical certificates. Registration of ownership will be maintained by the Warrant Agent. If you are a holder of record of shares of Common Stock as of the Record Date, the Warrant Agent will issue a direct registration account statement representing those Warrants. For holders of shares of Common Stock as of the Record Date that hold such shares through a broker, dealer, custodian bank or other nominee, the Warrants will be represented by a global security registered in the name of a depository, which will be the holder of all the Warrants represented by the global security. Those holders who own beneficial interests in a global Warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.
The Warrant Agent will not be required to effect any registration of transfer or exchange that would result in any fraction of a Warrant. If any fractional Warrant would otherwise be required to be issued or distributed, the Issuer or the Warrant Agent, as applicable, will round down the total number of Warrants to be issued to the relevant holder to the nearest whole number.
Record owners of Warrants may transfer Warrants through the process established by the Warrant Agent. Indirect, “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to transfer Warrants.
Exercise
All or any part of the Warrants of a series may be exercised prior to 5:00 p.m. New York City time on the Expiration Date for such series of Warrants (as it may be adjusted) by delivering a completed form of election to purchase shares of Common Stock, which contains certain representations by the holder of the Warrants, and if no Net Exercise Period is in effect for such series of Warrants, payment of the applicable Warrant Exercise Price in cash. Any such delivery that occurs on a day that is not a Business Day or is received after 5:00 p.m., New York City time, on any given Business Day will be deemed received and exercised on the next succeeding Business Day. Record holders of Warrants may exercise Warrants through the process established by the Warrant Agent. Indirect, “street name” holders of Warrants should contact their broker, bank or other intermediary for information on how to exercise Warrants. Any otherwise valid exercise of a Warrant submitted after any applicable deadline for exercise may, in the sole and absolute discretion of the Issuer, be accepted and honored. The Issuer’s decision with respect to any such exercise shall be determinative.
If a registration statement is not effective at any time or from time to time for a series of Warrants, the right to exercise Warrants of such series shall be automatically suspended until such registration statement becomes effective as described under “Registration and Suspension” below, unless a Net Exercise Period is in effect for such series of Warrants.
Upon delivery of Warrant Shares upon exercise of Warrants, the Issuer will issue such whole number of Warrant Shares as the exercising Warrant holder is entitled to receive. If you are a holder of record of any Warrants and you exercise such Warrants to purchase shares of Common Stock, the Issuer’s transfer agent will issue a direct registration account statement representing those shares of Common Stock to you as soon as practicable after the exercise of such Warrants. If your Warrants are held through a broker, dealer, custodian bank or other nominee and you exercise such Warrants, your account at your nominee will be credited with those shares as soon as practicable following the exercise of your Warrants, subject to the procedures of such broker, dealer, custodian bank or other nominee.
Shares of Common Stock issuable upon exercise of Warrants will be delivered to the applicable holder of such Warrants after the applicable Exercise Date (as defined below) on our Common Stock transfer agent’s standard turnaround time, which we expect to occur within two trading days after such exercise.
The Issuer shall not be required to issue fractional shares of Common Stock on the exercise of Warrants or pay cash in lieu thereof. The number of shares of Common Stock that shall be issuable upon an exercise of Warrants by a Holder pursuant to any one Exercise Notice at any time shall be computed on the basis of the aggregate number of shares of Common Stock which may be purchased pursuant to the Warrants being exercised by that Holder pursuant to such Exercise Notice. If any fraction of a share of Common Stock would be issuable upon the exercise of Warrants pursuant to such Exercise Notice, the total number of shares of Common Stock to be issued to the relevant Holder in respect of such Exercise Notice shall be rounded down to the nearest whole number and no cash or other adjustment will be made in lieu of the fraction of a share so rounded down.
Amendment
The Warrant Agreement may be amended without the consent of any Holder to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor company in any Share Exchange Event, to extend the Expiration Date for any series of Warrants, to increase the Warrant Exercise Rate or decrease the Warrant Exercise Price for any series of Warrants, to provide for net share settlement upon exercise of any series of Warrants in a manner other than as provided in “—Net Exercise” below, to make any change that does not adversely affect the rights of any Holder in any material respect, to provide for a successor Warrant Agent or Calculation Agent, in connection with any Share Exchange Event, to provide that Warrants are exercisable for Units of Reference Property, to conform the provisions of the Warrant Agreement or the certificates for the Warrant to this “Description of the Warrants” section of this prospectus supplement or to provide for or confirm the issuance of additional Warrants as provided in “—Additional Warrants.” With the written consent of the Holders of a majority of the then outstanding Warrants of any series, the Issuer may from time to time amend the Warrant Agreement and/or the certificates for such Series of Warrants in a manner that has a material adverse effect on the interests of the Holders of such series of Warrants. Notwithstanding the foregoing, in the event that any amendment would have a material adverse effect on the interests of the Holders of all series of Warrants in the same manner, then such amendment shall require the written consent of the Holders of a majority of the then outstanding Warrants of all series, voting as a single class.
Additional Warrants
The Issuer may, subject to the provisions of the Warrant Agreement, issue additional Warrants of one or more series with the same terms as the Warrants issued on the Distribution Date for such series, which additional Warrants will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Warrants of such series issued under the Warrant Agreement; provided, however, that if any such additional Warrants of such series are not fungible, for federal securities laws purposes, with other Warrants of such series issued under the Warrant Agreement and assigned a CUSIP number, then such additional Warrants of such series will be identified by a separate CUSIP number or by no CUSIP number.
Registration and Suspension
The Issuer has agreed in the Warrant Agreement to use commercially reasonable efforts to cause a shelf registration statement (including, at the Issuer’s election, an existing registration statement or a replacement thereof), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Warrant Shares to the Holders upon exercise of each series of Warrants by the Holders thereof to, subject to certain exceptions, remain effective at least until the earlier of (i) such time as all Warrants have been exercised and (ii) 5:00 p.m. New York City time on the latest Expiration Date for all series of Warrants. If the registration statement ceases to be effective for any reason at any time, the right to exercise each series of Warrants shall (unless there is a Net Exercise Period in effect for such series of Warrants) be automatically suspended until such registration statement becomes effective (any such period, an “Exercise Suspension Period”). As promptly as practicable upon each occurrence of an Exercise Suspension Period for any series of Warrants, the Issuer shall provide notice by press release of such Exercise Suspension Period.
The Issuer may suspend the availability of the registration statement relating to the Warrants from time to time if the Board of Directors of the Issuer determines in the exercise of its reasonable judgment that such suspension is necessary or desirable, as determined by the Issuer in its sole discretion, and the Issuer provides notice via press release to the Holders. Any such suspension shall be treated as an Exercise Suspension Period. In no event shall the Issuer be required to disclose the business purpose for such suspension if the Issuer determines in good faith that such business purpose should remain confidential.
No calculation of the Daily VWAP for purposes of determining the Early Expiration Price Condition for any series of Warrants shall occur during any Exercise Suspension Period for such series of Warrants. If the Expiration Date for a series of Warrants would otherwise fall in an Exercise Suspension Period for such series of Warrants, the Expiration Date for such series of Warrants shall be delayed by the number of days comprised in such Exercise Suspension Period for such series of Warrants.

Net Exercise
The Issuer may, in its sole discretion, (i) at any time upon at least 10 calendar days’ prior notice or (ii) at any time during an Exercise Suspension Period upon one Trading Day’s (as defined in “—Certain Definitions”) notice, elect to change the exercise method for any series of Warrants to net exercise as described herein. Subsequent to such change of exercise method to net exercise, the Issuer may, in its sole discretion, at any time upon at least 10 calendar days’ prior notice, change such exercise method back to cash exercise to be effected as described herein. The Issuer shall be deemed to have provided any such notice by issuance of a press release of any such election, which shall be deemed to be effective on the Business Day so designated by the Issuer in such notice (which, for the avoidance of doubt, must be no earlier than 10 days or 1 Trading Day, as applicable, after such date of such announcement as provided in the immediately preceding sentence).
“Net Exercise Period” means with respect to any series of Warrants, any period beginning on, the first Business Day on which the Issuer’s election to change the exercise method of such series of Warrants to net exercise is deemed effective as described in this paragraph, and ending on, the Business Day immediately preceding the first Business Day on which the Issuer’s election to change the exercise method for such series of Warrants to cash exercise is deemed effective as described in the immediately preceding paragraph.
If any Warrant is exercised during a Net Exercise Period, a holder of such series of Warrants will not be required to pay the Warrant Exercise Price to exercise such series of Warrants and the number of shares of Common Stock issuable for such exercise shall be calculated based on the following formula:

Where:

WS	=	the number of shares of Common Stock issuable for such exercise;
NW	=	the number of Warrants of such series exercised;
WER	=	the Warrant Exercise Rate for such series of Warrants in effect immediately prior to the close of business on the relevant Exercise Date;
VWAP	=	the Daily VWAP for the VWAP Trading Day immediately preceding the relevant Exercise Date, subject to the proviso immediately below; and
SP	=
the Warrant Exercise Price for such series of Warrants divided by the Warrant Exercise Rate for such series of Warrants, in each case in effect immediately prior to the close of business on the relevant Exercise Date.

provided that, if (i) the VWAP Trading Day immediately preceding the relevant Exercise Date falls prior to the Ex-Date or effective date, as the case may be, of any event giving rise to an adjustment pursuant to “–Anti-Dilution Adjustments” to the Warrant Exercise Rate for such series of Warrants, and (ii) the Warrant Exercise Rate for such series of Warrants in effect immediately prior to the close of business on such Exercise Date has been so adjusted in respect of such event, “VWAP” for the purposes of the above formula shall instead be equal to the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (a) the Daily VWAP for the VWAP Trading Day immediately preceding such Exercise Date and (b) a fraction, the numerator of which is the Warrant Exercise Rate for such Series of Warrants in effect immediately prior to such adjustment and the denominator of which is the Warrant Exercise Rate for such Series of Warrants as so adjusted.
If the calculation for any exercise of a Warrant using the formula set forth above would result zero or in a negative number (i.e., if VWAP is equal to or less than SP), then the number of Warrant Shares issuable for such exercise shall be zero and the Warrant so exercised shall cease to be outstanding. For the avoidance of doubt, the Issuer shall not be required to issue fractional shares of Common Stock on the exercise of Warrants or pay cash in lieu thereof.

Other
A holder of unexercised Warrants, in his or her capacity as such, is not entitled to any rights of a holder of shares of Common Stock, including, without limitation, the right to vote or to receive dividends or other distributions.
All expenses related to the registration and approval of the shares of Common Stock issuable upon exercise of the Warrants will be borne by the Issuer.
Anti-Dilution Adjustments
The Warrant Exercise Rate shall be subject to adjustment, without duplication, as follows.
(a) Stock Dividends, Splits, Subdivisions, Reclassifications and Combinations. If the Issuer shall (i) exclusively issue shares of Common Stock to all or substantially all holders of Common Stock as a dividend or distribution on shares of the Common Stock, (ii) subdivide or reclassify the issued and outstanding shares of Common Stock into a greater number of shares, or (iii) combine, consolidate or reclassify the issued and outstanding shares of Common Stock into a smaller number of shares, then the Warrant Exercise Rate for each series of Warrants shall be adjusted based on the following formula:

where:

WER1	=
the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution, or at the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

WER0	=
the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

OS1	=
the number of shares of Common Stock outstanding immediately after, and solely as a result of giving effect to, such dividend, distribution, subdivision, combination, consolidation or reclassification, as applicable;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or immediately prior to the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable (before giving effect to any such dividend, distribution, or subdivision, consolidation, combination or reclassification, as applicable).

Any adjustment made under this clause (a) shall become effective at the open of business on such Ex-Date for such dividend or distribution, or at the open of business on the effective date for such subdivision, consolidation, combination or reclassification, as applicable. If an adjustment to the Warrant Exercise Rate is made in respect of any dividend or distribution, subdivision, consolidation, combination or reclassification of the type described in this clause (a) but such dividend or distribution, subdivision, consolidation, combination or reclassification is not so paid or made, the applicable Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, subdivision, consolidation, combination or reclassification, to the applicable Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(b) Rights Issues. If the Issuer issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of such issuance, the Warrant Exercise Rate for each series of Warrants shall be increased based on the following formula:

where:

WER1	=	the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date for such issuance;
WER0	=	the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such issuance;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment to the applicable Warrant Exercise Rate made under this clause (b) shall be made whenever any such rights, options or warrants are issued and shall become effective at the open of business on the Ex-Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Warrant Exercise Rate shall be decreased to the applicable Warrant Exercise Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If an adjustment to the applicable Warrant Exercise Rate is made in respect of any such issuance of rights, options or warrants but such rights, options or warrants are not so issued, the applicable Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the applicable Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.
For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
(c) Other Distributions and Spin-Offs.
(i) Distributions Other than Spin-Offs. If the Issuer makes a distribution to all or substantially all holders of its Common Stock, of its Capital Stock, evidences of indebtedness, other assets or property of the Issuer, or rights, options or warrants to acquire its Capital Stock or other securities, excluding:
(1) any dividends, distributions or issuances described in clause (a) above or clause (b) above;
(2) any dividends or distributions paid exclusively in cash described in clause (d) below;

(3) any dividends or distributions in connection with a Share Exchange Event, reclassification, change, consolidation conveyance, transfer, sale, lease or other disposition resulting in the change in the securities or property receivable upon the exercise of a warrant as described under “-Share Exchange Event”;
(4) any rights issued pursuant to a shareholders’ rights plan adopted by the Issuer, other than as described in clause (e);
(5) any Spin-Offs described below in clause (c)(ii); and
(6) any dividend or distribution by the Issuer of any rights, options or warrants to purchase Common Stock (each, an “Excluded Distribution”), then the Warrant Exercise Rate for each series of Warrants shall be increased based on the following formula:

where:

WER1	=	the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date for such distribution;
WER0	=	the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;
SP0	=
the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the Ex-Date for such distribution; and

FMV	=
the Fair Market Value, as of the open of business on the Ex-Date for such distribution, of the shares of Capital Stock, evidences of indebtedness, assets or property of the Issuer, cash, rights or warrants distributed with respect to each outstanding share of Common Stock.

Any adjustment to the applicable Warrant Exercise Rate under this clause (c)(i) shall become effective at the open of business on the Ex-Date for such distribution.
(ii) Spin-Offs. With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution by the Issuer to all or substantially all holders of its Common Stock (other than solely pursuant to a Share Exchange Event) in shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Issuer that will be, upon distribution, listed or quoted on a U.S. national or regional securities exchange (a “Spin-Off”), then the Warrant Exercise Rate for each series of Warrants shall be increased based on the following formula:

where:

WER1	=	the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date of the Spin-Off;
WER0	=	the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;
FMV	=
the arithmetic average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock on each day which is a Trading Day for both the Common Stock and the Capital Stock or similar equity interest so distributed (each, a “Valuation Trading Day”) comprised in the period of 10 consecutive Valuation Trading Days commencing on the Ex-Date for such Spin-Off (or, if such Ex-Date is not a Valuation Trading Day, commencing on the immediately following Valuation Trading Day) (such period, the “Valuation Period”); and

SP0	=	the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the Valuation Period.

Any adjustment to the applicable Warrant Exercise Rate under this clause (c)(ii) shall be made immediately after 5:00 p.m., New York City time, on the last day of the Valuation Period, but shall become effective at the open of business on the Ex-Date for the Spin-Off, subject to clause (b).
If an adjustment to the applicable Warrant Exercise Rate is made in respect of any distribution of the type described in this clause (c) but such distribution is not so made, the applicable Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the applicable Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.
(d) Cash Dividends or Distributions. If any cash dividend or distribution is paid to all or substantially all holders of Common Stock, then the Warrant Exercise Rate for each series of Warrants shall be increased based on the following formula:

where:

WER1	=	the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution; and
WER0	=	the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;
SP0	=
the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding the Ex-Date for such dividend or distribution;

C	=	the amount in cash per share the Issuer distributes to holders of the Common Stock;

Any adjustment to the applicable Warrant Exercise Rate made under this clause (d) shall become effective at the open of business on the Ex-Date for such dividend or distribution. If an adjustment to the applicable Warrant Exercise Rate is made in respect of any dividend or distribution of the type described in this clause (d) but such dividend or distribution is not so paid, the applicable Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the applicable Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.
(e) Shareholder Rights Plan. If the Issuer has a shareholder rights plan in effect upon the Exercise Date of a Warrant, each share of Common Stock, if any, issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan so that the Holders of Warrants would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exercise, the applicable Warrant Exercise Rate shall be adjusted at the time of separation as if the Issuer had made a distribution to all holders of its Common Stock as provided in clause (b), subject to readjustment in the event of the expiration, termination or redemption of such rights.
(f) No Adjustments in Certain Cases:
(i) Notwithstanding anything to the contrary in clauses (a) through (e), the Issuer will not be obligated to adjust the Warrant Exercise Rate for any series on account of a transaction or other event otherwise requiring an adjustment pursuant to such clauses (other than a stock split or combination of the type set forth in clause (a)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, at the same time and upon the same terms as holders of the shares of Common Stock and solely as a result of holding the applicable Warrants in such transaction or event without having to exercise such Holder’s Warrants, as if such Holder held a number of shares of Common Stock equal to the product (rounded down to the nearest whole number) of (i) the Warrant Exercise Rate in effect for such series of Warrants on the record date for such transaction and (ii) the number of Warrants of such series held by it on such record date.
(ii) The Issuer will not be required to adjust the Warrant Exercise Rate for any series except as described herein. Without limiting the foregoing, the Issuer will not be obligated to adjust the Warrant Exercise Rate for any series on account of:
(1) except as otherwise described herein, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than quotient obtained by dividing the Warrant Exercise Price for such series by the Warrant Exercise Rate for such series;
(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Issuer or any of its subsidiaries;
(4) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Issuer outstanding as of the Distribution Date or issued in any Excluded Distribution; or
(5) solely a change in the par value of the Common Stock.
All adjustments to the applicable Warrant Exercise Rate shall be made by the Calculation Agent to the nearest whole multiple of 0.00001 (with 0.000005 being rounded upwards) share of Common Stock.
Notwithstanding anything to the contrary in the Warrant Agreement or the Warrants, (i) if the provisions of the Warrant Agreement require that an adjustment be made to the Warrant Exercise Rate of any series of Warrants in respect of any distribution or other relevant event, and the shares of Common Stock issuable in respect of any exercise are entitled to participate in such distribution or other relevant event, such adjustment shall not be given effect for the purpose of such exercise of Warrants of such series of Warrants and (ii) if the Exercise Date in respect of any exercise of Warrants falls after the record date for any Spin-Off and on or before the last day of the relevant Valuation Period, delivery of the shares of Common Stock issuable (or amount of cash payable, as applicable) pursuant to such exercise shall occur as soon as practicable after the last day of such Valuation Period.
The Early Expiration Trigger Price for each series of Warrants is subject to proportional adjustment when the Warrant Exercise Rate for such series of Warrants is adjusted or amended or the Warrant Exercise Price for such series of Warrants is amended.
Share Exchange Event
In the event of any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination), any consolidation, merger, combination or similar transaction involving the Issuer, any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and the Issuer’s Subsidiaries substantially as an entirety, or any statutory share exchange, in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to exercise each Warrant to purchase Warrant Shares shall be changed into a right to exercise such Warrant to purchase the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Warrant Exercise Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property”, with each “Unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common

Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Issuer or the successor or acquiring Person, as the case may be, shall execute with the Warrant Agent an amendment to the Warrant Agreement providing for such change in the right to exercise each Warrant; provided, however, that at and after the effective time of the Share Exchange Event any shares of Common Stock that the Issuer would have been required to deliver upon exercise of the Warrants in accordance with the Warrant Agreement shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event.
If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property which a Holder of Warrants will receive upon exercise of such Warrants shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the Unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the Unit of Reference Property includes, but does not consist entirely of, cash in such Share Exchange Event, then for all exercises of Warrants for which the relevant Exercise Date occurs after the effective date of such Share Exchange Event, (A) the payment of the Warrant Exercise Price required to exercise any Warrant shall be deducted or removed (but, for the avoidance of doubt, not deducted below zero), as applicable, by an amount equal to the product of (I) the Warrant Exercise Rate in effect on the Exercise Date and (II) the amount of cash included in such Unit of Reference Property and (B) from the cash that would otherwise be received by the Holder upon exercise of such Warrant shall be deducted or removed (but, for the avoidance of doubt, not deducted below zero), as applicable, by an amount equal to the amount so deducted from the payment of the Warrant Exercise Price pursuant to the immediately preceding clause (A). If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all exercises of Warrants for which the relevant Exercise Date occurs after the effective date of such Share Exchange Event, (A) no payment of the Warrant Exercise Price will be required to exercise any Warrant, (B) the consideration due upon exercise of each Warrant shall be solely cash in an amount equal to the excess, if any, of (I) the product of (x) the Warrant Exercise Rate in effect on the Exercise Date and (y) the price paid per share of Common Stock in such Share Exchange Event over (II) the Warrant Exercise Price and (C) the Issuer shall satisfy its obligation to deliver the units of Reference Property in connection with an exercise of Warrants by paying cash to exercising Holders on the fifth Business Day immediately following the relevant Exercise Date. The Issuer shall notify Holders and the Warrant Agent in writing of such weighted average as soon as practicable after such determination is made.
Certain Definitions
“Business Day” means each day that is not a Saturday, Sunday or a day on which banking institutions are allowed by law, regulation or executive order to be closed in the State of New York.
“Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OPEN <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by an Independent Advisor). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exercise Date” means, with respect to any Warrant, the Business Day on which such Warrant is exercised pursuant to the Warrant Agreement.
“Last Reported Sale Price” of the Common Stock for any day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then admitted for trading. If the Common Stock is not listed on a U.S. national or regional securities exchange or admitted for trading on another market on such day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such day from each of at least three nationally recognized independent investment banking firms selected by an Independent Advisor.
“Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then admitted for trading, to open for trading during its regular trading session (disregarding any after-hours trading) on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.
A “Qualifying Trading Day” with respect to a series of Warrants means any VWAP Trading Day on which the Daily VWAP (as defined below) is at least equal to the Early Expiration Trigger Price for such series of Warrant in effect on such VWAP Trading Day.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal market on which the Common Stock is admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then admitted for trading; and (B) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market. If the Common Stock is not so listed or admitted for trading, then “Trading Day” means a Business Day.
“VWAP Trading Day” means a day on which (A) there is no Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then admitted for trading. If the Common Stock is not so listed or admitted for trading, then “VWAP Trading Day” means a Business Day.
“Warrant Shares” means the shares of Common Stock issuable on exercise of any Warrants.
Calculations in respect of the Warrants; Calculation Agent
Conv-Ex Advisors Limited shall be the initial calculation agent. The Calculation Agent will be responsible for making all calculations and other determinations specified to be made by it under the Warrant Agreement and the Warrants, and any calculations and determinations not so specified will be the responsibility of the Issuer or an independent advisor. All calculations and determinations will be made in good faith and, absent manifest error, such calculations and determinations will be final and binding on holders of the Warrants and the Warrant Agent.

Governing Law
The Warrants and the Warrant Agreement under which they are issued are governed by the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain U.S. federal income tax consequences of (i) the receipt and exercise (or expiration or disposition) of the Warrants received in the Warrant Distribution and (ii) the receipt, ownership and disposition of shares of Common Stock received upon exercise of the Warrants.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that receives the Warrants in the Warrant Distribution that is:
(i)	an individual who is a citizen or resident of the United States;
(ii)
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

(iii)	an estate whose income is subject to U.S. federal income taxation, regardless of its source; or
(iv)
a trust if: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in place to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner of shares of Common Stock that receives the Warrants in the Warrant Distribution (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
This discussion does not address the U.S. federal income tax consequences of the receipt, exercise, expiration or disposition of the Warrants received in the Warrant Distribution with respect to a holder’s 2030 Convertible Notes or the receipt, ownership and disposition of shares of Common Stock received pursuant to the exercise of such Warrants and, accordingly, a holder of the 2030 Convertible Notes is urged to consult its own tax advisor regarding any U.S. federal income tax consequences related thereto. This discussion does not address any state, local, or foreign income or other tax consequences, such as the estate and gift tax or the Medicare tax on net investment income, nor does it address all of the tax consequences that may be relevant to any particular holder. This discussion also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), U.S. expatriates (or former citizens or long-term residents of the United States), “controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons who acquired their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons subject to any alternative minimum tax, traders in securities that elect to mark to market, dealers in securities or currencies, certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected in such financial statements, persons that hold shares of Common Stock or Warrants as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for U.S. federal income tax purposes, persons that do not hold shares of Common Stock or Warrants as “capital assets” (generally, property held for investment) or persons that do not use the U.S. dollar as their functional currency.
If an entity or arrangement treated as a partnership for applicable tax purposes holds shares of Common Stock or Warrants, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. A partner, member or other beneficial owner of an entity or arrangement treated as a partnership for applicable tax purposes holding shares of Common Stock or Warrants should consult its own tax advisor regarding the tax consequences of (i) the receipt and exercise (or expiration or disposition) of the Warrants received in the Warrant Distribution and (ii) the receipt, ownership and disposition of shares of Common Stock received upon exercise of the Warrants.
This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Department of the Treasury regulations (“Treasury Regulations”), administrative rulings, and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of (i) the receipt and exercise (or expiration or disposition) of the Warrants received in the Warrant Distribution and (ii) the receipt, ownership and disposition of shares of Common Stock received upon exercise of the Warrants. In addition, we have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the matters discussed below, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
Tax Considerations to U.S. Holders
Tax Consequences of the Warrant Distribution
Generally, the distribution of stock by a corporation to its stockholders with respect to their stock is not taxable to such stockholders pursuant to Section 305(a) of the Code. For such purpose, a distribution of rights to acquire stock of the distributing corporation constitutes a distribution of stock. However, if a distribution of stock or rights to acquire stock is within one of several exceptions to the general rule of Section 305(a) of the Code set forth in Section 305(b) of the Code, the distribution may be taxable to the stockholders of the distributing corporation. Section 305(b)(2) of the Code is an exception to the general rule of Section 305(a) of the Code that applies to a “disproportionate distribution.” Pursuant to Section 305(b)(2) of the Code, a distribution (or a series of distributions of which such a distribution is one) of stock rights constitutes a “disproportionate distribution,” and is therefore taxable, if the distribution results in (i) the receipt of property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock), and (ii) an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in the assets or earnings and profits of the distributing corporation. A disproportionate distribution may arise if the receipt of cash or property occurs within 36 months of a distribution or series of distributions of stock.
The Warrant Distribution may be treated as a non-taxable distribution under Section 305(a) of the Code or, alternatively, a distribution subject to Section 305(b) of the Code if the Warrant Distribution constitutes part of a “disproportionate distribution” pursuant to Section 305(b)(2) of the Code. If the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code, a U.S. holder will be treated for U.S. federal income tax purposes as receiving a distribution equal to the fair market value of the Warrants. In such case, the Warrant Distribution will be taxable as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). We cannot determine with certainty, before the consummation of the Warrant Distribution, the extent to which we will have current and accumulated earnings and profits so as to cause all or any portion of the Warrant Distribution to be treated as a dividend. However, we anticipate that the Warrant Distribution will not be made out of current or accumulated earnings and profits such that no part of the Warrant Distribution is anticipated to be treated as a dividend for U.S. federal income tax purposes. Therefore, if the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code, we anticipate the Warrant Distribution will be treated as a tax-free return of capital to the extent of a U.S. holder’s basis in its shares of Common Stock, and thereafter as gain from the sale or exchange of such U.S. holder’s shares of Common Stock.
Tax Basis and Holding Period in the Warrants
If the Warrant Distribution is treated as a non-taxable distribution under Section 305(a) of the Code and the fair market value of the Warrants received in the Warrant Distribution with respect to a U.S. holder’s shares of Common Stock is less than 15% of the fair market value of a U.S. holder’s shares of Common Stock on the date of the Warrant Distribution, the Warrants received will be allocated a zero tax basis for U.S. federal income tax purposes, unless such U.S. holder elects to allocate tax basis between the existing shares of Common Stock and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution. A U.S. holder that elects to allocate tax basis between such holder’s existing shares of Common Stock and Warrants must make this election on a statement included with such holder’s tax return for the taxable year in which the Warrant Distribution occurs. Such an election is irrevocable. If, however, the fair market value of the Warrants received in the Warrant Distribution with respect to a U.S. holder’s shares of Common Stock is 15% or more of the fair market value of a U.S. holder’s shares of Common Stock on the date of the Warrant Distribution, such holder’s tax basis in the existing shares of Common Stock must be allocated between the existing shares of Common Stock and the Warrants in proportion to their relative fair market values determined on the date of the Warrant Distribution. A U.S. holder’s holding period for the Warrants will include the holding period for the shares of Common Stock with respect to which the Warrants were received.
If the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code, a U.S. holder will receive the Warrants with a basis equal to their fair market value on the date of the Warrant Distribution for U.S. federal income tax purposes. A U.S. holder’s holding period for the Warrants will generally begin on the date of the Warrant Distribution.

The fair market value of the Warrants on the date of the Warrant Distribution may be uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Warrants on that date. In determining the fair market value of the Warrants, a U.S. holder should consider all relevant facts and circumstances, including any trading prices for the Warrants on Nasdaq.
Constructive Distributions
The number of shares of Common Stock that a holder is entitled to receive upon exercise of a Warrant is subject to certain anti-dilution adjustments. Certain of these adjustments (including adjustments as a result of a distribution to holders of shares of Common Stock or failures to make adjustments) could cause a holder to be deemed to receive a “constructive distribution” that is includible in income for U.S. federal income tax purposes. Any constructive distribution will be taxable to the extent of our current or accumulated earnings and profits, generally as described below under “—Distributions on Common Stock.” U.S. holders should consult their tax advisors regarding the possibility of constructive distributions with respect to the Warrants.
It is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described below under “—Distributions on Common Stock.” It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a Warrant will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors regarding the effect a constructive distribution may have on their holding period in the Warrants.
We are currently required to report the amount of any constructive distributions on our website or to the IRS and to holders not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of constructive distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire stock immediately after the exercise price adjustment over the fair market value of the right to acquire stock (after the exercise price adjustment) without the adjustment, (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the distribution of cash or property that results in the constructive distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on constructive distributions and, if there is no associated cash payment, may withhold the required amounts from, or set off the required amounts against, payments on the Warrants, payments on our Common Stock or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any constructive distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for constructive distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.
Expiration of Warrants
If the Warrant Distribution is treated as a non-taxable distribution under Section 305(a) of the Code and the Warrants received in the Warrant Distribution expire while a U.S. holder owns the shares of Common Stock with respect to which the Warrants were distributed, such U.S. holder generally should not recognize any gain or loss upon that expiration. If a U.S. holder has tax basis in the Warrants and allows the Warrants to expire while continuing to hold the shares of Common Stock with respect to which the Warrants were distributed, the tax basis of such shares of Common Stock will be restored to the tax basis of such shares of Common Stock immediately before the receipt of the Warrants in the Warrant Distribution. If the Warrants expire after a U.S. holder has disposed of the shares of Common Stock with respect to which the Warrants were distributed, certain aspects of the tax treatment of the expiration are unclear, and such holder should consult its tax advisor regarding its ability to recognize a loss (if any) on the expiration of the Warrants.
If the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code and the Warrants received in the Warrant Distribution expire, a U.S. holder should recognize a capital loss equal to its tax basis in the expired Warrants. The deductibility of capital losses is subject to certain limitations.
Exercise of Warrants
Subject to the discussion below on cashless exercise and exercise of a Warrant after a U.S. holder no longer holds shares of Common Stock with respect to which such Warrant was received, U.S. holders should not recognize any gain or loss with respect to a Warrant upon the exercise of the Warrant. In general, shares of Common Stock acquired pursuant to the exercise of a Warrant will have a tax basis equal to the U.S. holder’s tax basis in the Warrant, if any, increased by the price paid to exercise the Warrant. The holding period for the shares of Common Stock received upon exercise of the Warrant will generally begin on the date of exercise of the Warrant.
In certain circumstances, the Warrants may be exercised on a cashless basis. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis, it is possible that a cashless exercise will be treated as non-taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of Common Stock received upon exercise of Warrants should commence on the day after the Warrants are exercised. In the latter case, the holding period of the shares of Common Stock received upon exercise of Warrants would include the holding period of the exercised Warrants. However, it is also possible that a cashless exercise of a Warrant will be treated as in part a taxable exchange, in which case gain or loss generally would be recognized to the extent a portion of the Warrants are deemed surrendered to pay the exercise price of the remaining Warrants. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the shares of Common Stock received upon exercise.
Distributions on Common Stock
If we make distributions of cash or property on our Common Stock, such distributions (other than certain pro rate distributions of common shares) will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a tax-free return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its shares of Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition of Common Stock or Warrants.” Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.
Sale or Other Taxable Disposition of Common Stock or Warrants
The gain or loss a U.S. holder realizes on the sale or other taxable disposition of Common Stock or Warrants generally will be a capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the Common Stock or Warrants for more than one year. The amount of a U.S. holder’s gain or loss generally will equal the difference between the U.S. Holder’s adjusted tax basis in the Common Stock or Warrants disposed of and the amount realized on the disposition. For non-corporate U.S. holders, including individuals, long-term capital gains are generally eligible for reduced rates of taxation. In addition, certain limitations exist on the deductibility of capital losses.
Information Reporting and Backup Withholding
In general, information reporting may apply to dividends (including constructive dividends) paid to a U.S. holder and to the proceeds of the sale or disposition of the Warrants or Common Stock unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under backup withholding rules will be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.
Tax Considerations to Non-U.S. Holders
Receipt and Exercise of Warrants
As discussed above under “—Tax Considerations to U.S. Holders,” it is unclear whether a non-U.S. holder’s receipt of the Warrants pursuant to the Warrant Distribution would be treated as a non-taxable distribution under Section 305(a) of the Code with respect to its existing shares of Common Stock for U.S. federal income tax purposes. If the Warrant Distribution is treated as a non-taxable distribution under Section 305(a) of the Code and subject to the discussion on cashless exercise (as discussed above under “—Tax Considerations to U.S. Holders”), non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt of the Warrants.

If the Warrant Distribution is treated as a distribution subject to Section 305(b) of the Code, on the receipt of the Warrants the fair market value of the Warrants would be taxable to non-U.S. holders of our Common Stock as a dividend subject to U.S. withholding tax to the extent of the non-U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a tax-free return of capital to the extent thereof and then as capital gain, generally as described below under “—Dividends and Constructive Dividends.” We cannot determine with certainty, before the consummation of the Warrant Distribution, the extent to which we will have current and accumulated earnings and profits so as to cause all or any portion of the Warrant Distribution to be treated as a dividend. However, we anticipate that the Warrant Distribution will not be made out of current or accumulated earnings and profits such that no part of the Warrant Distribution is anticipated to be treated as a dividend for U.S. federal income tax purposes.
A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Warrants. However, if a cashless exercise of Warrants results in a taxable exchange, as described above under “—Tax Considerations to U.S. Holders—Exercise of Warrants,” the rules described below under “—Sale or Other Taxable Disposition of Common Stock or Warrants” would apply. Non-U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the shares of Common Stock received upon exercise.
Dividends and Constructive Distributions
Subject to the discussion below on effectively connected income, any amount treated as a dividend (as described above under “Tax Considerations to U.S. Holders—Distributions on Common Stock”) paid to a non-U.S. holder with respect to our Common Stock (and any constructive dividends resulting from certain adjustments or failures to make adjustments, as described above under “Tax Considerations to U.S. Holders —Constructive Distributions”) will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition of Common Stock or Warrants
Subject to the discussions below on backup withholding and FATCA, a non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Common Stock or Warrants (including, for this purpose, the expiration of Warrants) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our Common Stock or Warrants constitute a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock or Warrants, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future.
Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends (including constructive dividends) will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including constructive dividends) paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock or Warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock or Warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock or Warrants paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock (including our Common Stock or Warrants) on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common stock or Warrants.

LEGAL MATTERS
The validity of our shares of common stock offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP, New York, NY.
EXPERTS
The financial statements of Opendoor Technologies Inc. incorporated by reference in this prospectus, and the effectiveness of Opendoor Technologies Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;
INFORMATION INCORPORATED BY REFERENCE
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus supplement and the accompanying prospectus incorporate important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit):
•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.
•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2025.
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 6, 2025, August 5, 2025, and November 6, 2025, respectively.
•
Our Current Reports on Form 8-K filed with the SEC on May 9, 2025, May 19, 2025, May 30, 2025, June 17, 2025, August 1, 2025, August 15, 2025, as amended by the Current Report on Form 8-K/A filed with the SEC on August 28, 2025, September 11, 2025, September 17, 2025, September 19, 2025, October 1, 2025, November 6, 2025, and November 7, 2025.

•
The description of our common stock contained in the registration statement on Form 8-A, as updated by Exhibit 4.6 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus supplement and prior to the completion of this offering contemplated hereby, but excluding any information furnished to, rather than filed with, the SEC.
These documents may also be accessed on our website at www.opendoor.com. Except as otherwise specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, information contained in, or accessible through, our website is not a part of this prospectus supplement or the accompanying prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Opendoor Technologies Inc.
410 N. Scottsdale Road, Suite 1000
Tempe, AZ 85288
(480) 618-6760

PROSPECTUS

OPENDOOR TECHNOLOGIES INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “OPEN.” On May 1, 2024, the last reported sale price of our common stock on the Nasdaq Global Select Market was $2.00 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 2, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable, and if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectuses, together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference” in this prospectus.
We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Opendoor,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Opendoor Technologies Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. Solely for convenience, the trademarks, trade names and service marks may appear in this prospectus without the ®, TM and SM symbols, but any such references are not intended to indicate, in any way, that we forgo or will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, trade names and service marks. All trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains, and the information incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are forward-looking statements. When used in this prospectus, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking.
These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, which involve a number of judgments, risks and uncertainties.
Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the effect of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, including, without limitation, those described in the sections entitled “The Company,” “Plan of Distribution” and “Risk Factors” in this prospectus and the risks discussed in our other SEC filings, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.opendoor.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024.
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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2024, as supplemented by the proxy supplement filed on May 2, 2024.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 2, 2024.
•	Our Current Report on Form 8-K filed with the SEC on May 2, 2024.
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The description of our common stock contained in Exhibit 4.3 of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Opendoor Technologies Inc.
410 N. Scottsdale Road, Suite 1600
Tempe, AZ 85288
(480) 618-6760
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are the largest digital platform for residential real estate transactions. In 2014, we founded Opendoor to reinvent one of life’s most important transactions and make it possible to buy, sell, and move at the tap of a button. By leveraging software, data science, product design and operations, we are building a technology platform for residential real estate that offers buyers and sellers a digital, on-demand experience that we believe will be the future of how people buy or sell a home.
We believe we are still in the early stages of the digital transformation of real estate. We are dedicated to building a digital, one-stop shop for buyers and sellers of residential real estate, where more consumers will be able to transact directly with simplicity, certainty and control over the entire process.
Our principal executive offices are located at 410 N. Scottsdale Road, Suite 1600, Tempe, AZ 85288, and our telephone number is (480) 618-6760.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, our amended and restated bylaws and our amended and restated registration rights agreement to which we and certain of our stockholders are parties, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We encourage you to read our certificate of incorporation, our amended and restated bylaws and our amended and restated registration rights agreement, each of which has been publicly filed with the SEC, and the applicable provisions of Delaware law, for more information. See “Where You Can Find More Information; Incorporation by Reference.”
Our authorized capital stock consists of:
•	3,000,000,000 shares of common stock, $0.0001 par value; and
•	100,000,000 shares of preferred stock, $0.0001 par value.
Preferred Stock
Our board of directors has authority to issue shares of our preferred stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company.
Common Stock
Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of the Company’s securities. Our common stock is neither convertible nor redeemable and has no sinking fund provisions. Unless our board of directors determines otherwise, we will issue all of our capital stock in uncertificated form.
Voting Rights
Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided by our certificate of incorporation. Our amended and restated bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority in voting power of the votes cast is required to take action, unless otherwise specified by law, the amended and restated bylaws or the certificate of incorporation, and except for the election of directors, which is determined by a plurality of the votes cast. There are no cumulative voting rights.
Dividend Rights
Each holder of shares of our capital stock is entitled to the payment of dividends and other distributions as may be declared by our board of directors from time to time out of our assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.
Other Rights
Each holder of our common stock is subject to, and may be adversely affected by, the rights of the holders of any series of our preferred stock that we may designate and issue in the future.
Liquidation Rights
If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Registration Rights
Pursuant to our amended and restated registration rights agreement, we agreed to file a shelf registration statement with respect to the registrable securities under the registration rights agreement. Certain stockholders may request to sell all or any portion of their registrable securities in an underwritten offering up to two times in any 12-month period, so long as the total offering price is reasonably expected to exceed $100.0 million. We also agreed to provide “piggyback” registration rights, subject to certain requirements and customary conditions. The amended and restated registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the stockholders against certain liabilities.
Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Our Amended and Restated Bylaws
Our certificate of incorporation and our amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage mergers that some stockholders may favor.
Special Meetings of Stockholders
Our certificate of incorporation provides that a special meeting of stockholders may be called by the (a) the Chairperson of our board of directors, (b) our board of directors, (c) our Chief Executive Officer or (d) our President, provided that such special meeting may be postponed, rescheduled or cancelled by our board of directors or other person calling the meeting.
Classified Board of Directors
Our certificate of incorporation provides that directors shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole board of directors. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following December 18, 2020, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with the certificate of incorporation. No decrease in the number of directors shall shorten the term of any incumbent director. The classification of the board of directors could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.
Action by Written Consent
The certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting.
Removal of Directors
Our board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of our voting stock entitled to vote at an election of directors.
Delaware Anti-Takeover Statute
Our certificate of incorporation provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. However, our certificate of incorporation contains provisions that have a similar effect to Section 203, except that they provide that certain stockholders will not be deemed to be “interested stockholders”, regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.
Exclusive Jurisdiction of Certain Actions
The certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the amended and restated bylaws or the certificate of incorporation (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the Certificate of Incorporation provides that the exclusive forum provision shall not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Nasdaq Global Select Market Listing
Our common stock is listed on the Nasdaq Global Select Market under the symbol “OPEN.”
Transfer Agent
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a third party to be identified therein, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Opendoor,” “we,” “our” or “us” refer to Opendoor Technologies Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title and ranking of the debt securities (including the terms of any subordination provisions);
•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the date or dates on which the principal of the securities of the series is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;
•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
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the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;
•
any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving entity or the successor person (if other than Opendoor) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.
Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;
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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Opendoor and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Opendoor;
•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•	to cure any ambiguity, defect or inconsistency;
•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•	to provide for uncertificated securities in addition to or in place of certificated securities;
•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•	to surrender any of our rights or powers under the indenture;
•	to add covenants or events of default for the benefit of the holders of debt securities of any series;
•	to comply with the applicable procedures of the applicable depositary;
•	to make any change that does not adversely affect the rights of any holder of debt securities;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry; Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Opendoor Technologies Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Opendoor Technologies Inc. incorporated by reference in this prospectus, and the effectiveness of Opendoor Technologies Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

99,295,146 shares

COMMON STOCK
PROSPECTUS SUPPLEMENT
November 21, 2025